Exhibit 99.2

Radiant Logistics, Inc.

Unaudited Pro Forma Condensed
Combined Financial Information provided under Item 9.01(b)

Radiant Logistics, Inc.

Unaudited Pro Forma Condensed Combined Statements of Operations

Twelve Months Ended June 30, 2014

(U.S. Dollars in thousands, except share and per share information)

	Historical Statements
	Radiant Logistics, Inc.	Wheels Group Inc. (Notes 3 & 4)	Pro Forma Adjustments	Note 7	Pro Forma Combined
Revenues	$349,133	$340,527	$—		$689,660
Cost of transportation	249,898	295,368	—		545,266
Net revenues	99,235	45,159	—		144,394

Operating partner commissions	53,655	—	—		53,655
Personnel costs	21,837	27,353	—		49,190
Selling, general and administrative expenses	10,728	10,125	—		20,853
Depreciation and amortization	4,532	6,067	4,801	(a)	11,173
			(4,227)	(b)
Restructuring costs	—	771	—		771
Change in contingent consideration	(2,041)	—	—		(2,041)
Total operating expenses	88,711	44,316	574		133,601

Income from operations	10,524	843	(574)		10,793

Other income (expense):
Interest income	8	756	(756)	(c)	8
Interest expense	(1,194)	(3,267)	3,267	(c)	(6,544)
			(5,350)	(d)
Loss on write-off of debt discount	(1,238)	—	—		(1,238)
Other	164	(35)	—		129
Total other expense	(2,260)	(2,546)	(2,839)		(7,645)

Income (loss) before income tax benefit (expense)	8,264	(1,703)	(3,413)		3,148

Income tax benefit (expense)	(3,082)	813	1,167	(e)	(1,102)

Net income (loss)	5,182	(890)	(2,246)		2,046
Less: Net income attributable to non-controlling interest	(64)	—	—		(64)

Net income (loss)	5,118	(890)	(2,246)		1,982
Less: Preferred stock dividends	(1,091)	—	—		(1,091)

Net income (loss) attributable to common stockholders	$4,027	$(890)	$(2,246)		$891

Net income per common share:
Basic	$0.12				$0.02
Diluted	$0.11				$0.02

Weighted average shares outstanding:
Basic shares	33,716,367		6,900,000	(f)	40,616,367
Diluted shares	35,458,401		6,900,000	(f)	42,358,401

(The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements)

Radiant Logistics, Inc.

Unaudited Pro Forma Condensed Combined Statements of Operations

Six Months Ended December 31, 2014

(U.S. Dollars in thousands, except share and per share information)

	Historical Statements
	Radiant Logistics, Inc.	Wheels Group Inc. (Notes 3 & 4)	Pro Forma Adjustments	Note 7	Pro Forma Combined
Revenues	$204,179	$173,402	$—		$377,581
Cost of transportation	150,262	151,517	—		301,779
Net revenues	53,917	21,885	—		75,802

Operating partner commissions	28,877	—	—		28,877
Personnel costs	13,537	12,821	—		26,358
Selling, general and administrative expenses	5,530	5,344	—		10,374
			(500)	(g)
Depreciation and amortization	2,379	2,918	2,400	(a)	5,593
			(2,104)	(b)
Lease termination costs	395	—	—		395
Restructuring costs	—	—	—		—
Impairment on impairment of intangible assets	—	831	—		831
Change in contingent consideration	(721)	(925)	—		(1,646)
Total operating expenses	49,997	20,989	(204)		70,782

Income from operations	3,920	896	204		5,020

Other income (expense):
Interest income	2	663	(663)	(c)	2
Interest expense	(188)	(1,087)	1,087	(c)	(2,863)
			(2,675)	(d)
Other	187	177	—		364
Total other income (expense)	1	(247)	(2,251)		(2,497)

Income (loss) before income tax benefit (expense)	3,921	649	(2,047)		2,523

Income tax benefit (expense)	(1,518)	(82)	717	(e)	(883)

Net income	2,403	567	(1,330)		1,640
Less: Net income attributable to non-controlling interest	(44)	—	—		(44)

Net income attributable to Radiant Logistics, Inc.	2,359	567	(1,330)		1,596
Less: Preferred stock dividends	(1,022)	—	—		(1,022)

Net income attributable to common stockholders	$1,337	$567	$(1,330)		$574

Net income per common share:
Basic	$0.04				$0.01
Diluted	$0.04				$0.01

Weighted average shares outstanding:
Basic shares	34,488,616		6,900,000	(f)	41,388,616
Diluted shares	36,005,995		6,900,000	(f)	42,905,995

(The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements)

Radiant Logistics, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheets

As of December 31, 2014

(U.S. Dollars in thousands)

	Historical Statements
	Radiant Logistics, Inc.	Wheels Group Inc. (Notes 3 & 4)	Pro Forma Adjustments	Note 8	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,718	$8,306	$57,733	(a)	$2,802
			(57,733)	(b)
			(5,472)	(c)
			(1,750)	(d)
Accounts receivable, net	63,415	39,622	—		103,037
Current portion of employee and other receivables	302	—	—		302
Income tax deposit	649	362	—		1,011
Prepaid expenses and other current assets	5,424	941	—		6,365
Deferred tax asset	389	—	—		389
Total current assets	71,897	49,231	(7,222)		113,906

Furniture and equipment, net	2,457	6,378	—		8,835
Goodwill and acquired intangibles, net	46,251	39,572	(39,572)	(e)	124,436
			78,185	(f)
Employee and other receivables, net of current portion	7	—	—		7
Deposits and other assets	596	184	1,750	(d)	2,530
Deferred tax asset – long term	—	2,393	(2,393)	(g)	—
Total long-term assets	49,311	48,527	37,970		135,808
Total assets	$121,208	$97,758	$30,748		$249,714

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued transportation costs	$46,449	$38,163	$—		$84,612
Commissions payable	6,616	—	—		6,616
Other accrued costs	2,480	—	—		2,480
Current portion of notes payable	123	6,035	(6,035)	(b)	123
Current portion of contingent consideration	2,425	—	—		2,425
Current portion of lease liabilities	328	67	—		395
Redeemable convertible preference shares	—	3,364	(3,364)	(b)	—
Other current liabilities	21	21	—		42
Total current liabilities	58,442	47,650	(9,399)		96,693

Notes payable, net of current portion	8,754	18,217	(18,217)	(b)	66,487
			57,733	(a)
Contingent consideration, net of current portion	8,015	—	—		8,015
Lease liabilities, net of current portion	768	549	—		1,317
Deferred tax liability	1,999	—	(2,393)	(g)	9,208
			9,602	(h)
Other long-term liabilities	22	911	—		933
Total long-term liabilities	19,558	19,677	46,725		85,960
Total liabilities	78,000	67,327	37,326		182,653

Stockholders' equity:
Preferred stock	1	489	(489)	(i)	1
Common stock	16	48,929	(48,929)	(i)	23
			7	(j)
Additional paid-in capital	35,477	—	29,318	(j)	64,795
Deferred compensation	(7)	—	—		(7)
Accumulated other comprehensive income	—	1,126	(1,126)	(i)	—
Retained earnings	7,654	(20,113)	20,113	(i)	7,654
			(5,472)	(c)	(5,472)
Total Radiant Logistics, Inc. stockholders’ equity	43,141	30,431	(6,578)		66,994
Non-controlling interest	67	—	—		67
Total stockholders’ equity	43,208	30,431	(6,578)		67,061
Total liabilities and stockholders’ equity	$121,208	$97,758	$30,748		$249,714

(The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed combined statements of Radiant Logistics, Inc. (the “Radiant”) have been prepared to give effect to the transaction where Radiant acquired all of the outstanding common shares of Wheels Group Inc. (“Wheels”).

The accompanying unaudited pro forma condensed combined statements of operations for the twelve months ended June 30, 2014 and for the six months ended December 31, 2014 combine the historical consolidated statements of operations of Radiant and Wheels to give effect to the transaction as if it occurred on July 1, 2013. The unaudited pro forma condensed combined balance sheet as of December 31, 2014 combines the historical consolidated balance sheets of Radiant and Wheels to give effect to the transaction as if it had occurred on December 31, 2014.

The unaudited pro forma condensed combined financial statements also reflect the effect of the equity issued to Wheels’ shareholders and borrowings incurred by Radiant to finance the transaction.

As the fiscal periods of Radiant and Wheels are non-coterminous, the Wheels results are presented based on the Wheels reporting period closest to the Radiant reporting periods; for the statements of operations, six months ended December 31, 2014 and twelve months ended June 30, 2014 and for the balance sheet, as of December 31, 2014.

Pro forma adjustments have been limited to only those adjustments that are: directly attributable to the transaction; factually supportable; and in the case of pro forma statement of operations adjustments, expected to have a continuing impact on the combined financial results.

Wheels’ financial statements were prepared in Canadian dollars in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board, which differs in certain respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”).  Management reviewed the differences between U.S. GAAP and IFRS and believes there are no material differences needed to fairly present the accompanying pro forma financial statements.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and are not necessarily indicative of the results that would have occurred if the transaction had occurred on the first day of each period presented. The unaudited pro forma condensed combined financial statements should not be construed as being representative of future operating results or financial position of the combined company and should be read in conjunction with the:

1)	Accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements;
2)

Radiant’s historical audited consolidated financial statements and notes thereto included in Radiant’s annual report on Form 10-K for the fiscal year ended June 30, 2014, as filed with the Securities and Exchange Commission on September 24, 2014;

3)

Radiant’s unaudited condensed consolidated financial statements and notes thereto included in Radiant’s quarterly report on Form 10-Q for the quarter ended December 31, 2014, as filed with the Securities and Exchange Commission on February 12, 2015;

4)	Audited consolidated financial statements and notes thereto of Wheels Group Inc., for the year ended December 31, 2014 included in this form 8-K filing; and
5)	Current Report on Form 8-K filed with the Securities and Exchange Commission on January 23, 2015.
6)	Current Report on Form 8-K filed with the Securities and Exchange Commission on April 8, 2015.

NOTE 2 – ACCOUNTING POLICIES

These unaudited pro forma condensed combined financial statements reflect adjustments made to Wheels’ financial statements to convert them from IFRS to U.S. GAAP for which there were no material adjustments identified. Radiant is currently reviewing, in detail, Wheels’ accounting policies. As a result of that review, Radiant may identify additional U.S. GAAP differences or differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial results. Based on the information available at this time, Radiant is not aware of any differences that would have a material impact on the post-combination financial statements, other than those reflected in the unaudited pro forma condensed combined financial statements as described in Note 4.

The accounting policies used in the preparation of the unaudited pro forma condensed combined financial statements are consistent with those described in the unaudited interim period consolidated financial statements of Radiant for the six months ended December 31, 2014 and the audited consolidated financial statements of Radiant for the year ended June 30, 2014.

NOTE 3 – BASIS OF PRO FORMA CONSTRUCTION PERIODS AND CONVERSION TO UNITED STATES DOLLARS

These unaudited pro forma condensed combined financial statements are presented in United States dollars.  Accordingly, the financial information of Wheels used to construct these pro forma condensed combined financial statements, have been converted from Canadian dollars to U.S. dollars based on the foreign exchange rates in effect for the periods as follows:

CAD/USD rate used
Statement of Operations for the three months ended months ended September 30, 2013	Average rate of 1.0382
Statement of Operations for the three months ended months ended December 31, 2013	Average rate of 1.0498
Statement of Operations for the three months ended months ended March 31, 2014	Average rate of 1.1039
Statement of Operations for the three months ended months ended June 30, 2014	Average rate of 1.0902
Statement of Operations for the three months ended months ended September 30, 2014	Average rate of 1.0892
Statement of Operations for the three months ended months ended December 31, 2014	Average rate of 1.1362

Balance sheet as of December 31, 2014	Closing rate of 1.1601

The Wheels’ Statement of Operations for the twelve months ended June 30, 2014 is comprised of the sum of the Wheels’ Statement of Operations for the three months ended September 30, 2013, December 31, 2013, March 31, 2014 and June 30, 2014 converted from Canadian dollars to U.S. dollars based on the above noted exchange rates in effect for the periods; The Wheels’ Statement of Operations for the six months ended December 31, 2014 is comprised of the sum of the Wheels’ Statement of Operations for the three months ended September 30, 2014 and December 31, 2014 converted from Canadian dollars to U.S. dollars based on the above noted exchange rates in effect for the periods. The Wheels’ balance sheet as of December 31, 2014 has been converted from Canadian dollars to U.S. dollars based on the above noted exchange rates in effect as of December 31, 2014.

NOTE 4 –PRESENTATION ADJUSTMENTS

The following reclassification adjustments were made to Wheels’ financial statements to conform them to Radiant’s presentation:

(a)	For the twelve months ended June 30, 2014 and six months ended December 31, 2014, share-based compensation ($232 and -$3, respectively) are included with personnel costs.
(b)

For the twelve months ended June 30, 2014 and six months ended December 31, 2014, business combination costs ($56 and $338, respectively) and amortization of deferred lease inducements ($200 and $99, respectively) are included with selling, general and administrative expenses.

(c)	For the twelve months ended June 30, 2014 and six months ended December 31, 2014, amortization of intangible assets ($4,227 and $2,104, respectively) are included with depreciation and amortization.
(d)

For the twelve months ended June 30, 2014 and six months ended December 31, 2014, loss (gain) on disposal of property and equipment (-$35 and $177, respectively) are included with other income/expense.

(e)	As of December 31, 2014, cash held for redemption of preferred shares of $3,364 is included in cash.
(f)	As of December 31, 2014, intangible assets of $11,102 and goodwill of $28,470 are included in goodwill and acquired intangibles.
(g)	As of December 31, 2014, bank indebtedness of $3,577 and long-term debt of $2,458 are included in current portion of notes payable.
(h)	As of December 31, 2014, the current finance lease obligation of $21 is included other liabilities.
(i)	As of December 31, 2014, long-term debt – senior debt of $12,118 and long-term debt – subordinated debt of $6,099 are included in notes payable.
(j)	As of December 31, 2014, finance lease obligation of $17 and deferred revenue of $894 are included other long-term liabilities.

NOTE 5 – FAIR VALUE OF CONSIDERATION TRANSFERRED

Estimated purchase price (U.S. dollars in thousands)

Cash	$30,117
Stock	29,325
Debt assumed	27,616

Total estimated purchase price	$87,058

NOTE 6 – ASSETS ACQUIRED AND LIABILITIES ASSUMED

Preliminary purchase price allocation (U.S. dollars in thousands)

Current assets	$49,231
Furniture and equipment	6,378
Long term other	184
Deferred tax asset - long term	2,393
Intangible assets	24,004
Goodwill	54,181

Total assets acquired	136,371

Current liabilities	38,251
Other long term liabilities	1,460
Long term deferred tax liability	9,602

Total liabilities assumed	49,313

Net assets acquired	$87,058

The stock issued was valued at $4.25 per share in accordance with the Arrangement Agreement between Radiant and Wheels filed with the Securities and Exchange Commission on January 23, 2015.

The estimated purchase consideration reflected in these unaudited pro forma condensed combined financial statements does not purport to represent the actual consideration to be transferred upon closing of the Wheels acquisition. In accordance with U.S. GAAP, the fair value of Radiant’s common shares to be issued as part of the consideration transferred will be measured on the closing date of the acquisition at the then-current market price.  A change of $0.50 per share in the Radiant common share price would increase or decrease the consideration expected to be transferred by approximately $3.45 million, which would be reflected in these unaudited pro forma condensed combined financial statements as an increase or decrease in goodwill.

NOTE 7 – PRO FORMA ADJUSTMENTS (STATEMENTS OF OPERATIONS)

(a)	To reflect the estimated amortization of acquired intangible assets
(b)	To eliminate amortization of intangible assets previously recorded by Wheels
(c)	To eliminate previous interest income and expense recorded by Wheels that has been replaced by new debt noted in (d)
(d)

To reflect the estimated interest on the (1) increased borrowings from Bank of America, N.A., (2) CAD$29.0 million senior secured Canadian Term loan from Integrated Private Debt Fund IV LP at 6.65%, (3) a USD$25.0 million subordinated secured term loan from Alcentra Capital Corporation and Triangle Capital Corporation at 12.0%, and (4) amortization of estimated loan fees

(e)	To reflect income taxes at an estimated tax rate of 35%
(f)	To reflect the issuance of 6,900,000 Radiant common shares in connection with the transaction
(g)	To eliminate transaction expenses related to the acquisition incurred by Radiant

NOTE 8 – PRO FORMA ADJUSTMENTS (BALANCE SHEETS)

(a)	To reflect proceeds from new borrowings
(b)	To reflect repayment of existing Wheels debt
(c)	To reflect the estimated transaction expenses
(d)	To reflect the estimated loan costs
(e)	To reflect the elimination of Wheels’ existing goodwill
(f)	To reflect the estimated value of goodwill and acquired intangible assets
(g)	To net current and deferred tax assets and liabilities
(h)	To reflect the estimated deferred tax liability associated with the acquired intangible assets
(i)	To reflect the elimination of Wheels’ equity balances
(j)	To reflect the issuance of 6,900,000 Radiant common shares in connection with the transaction